UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 26, 2006 (January 25, 2006)

INTERGRAPH CORPORATION

(Exact Name of Registrant as Specified in Charter)
Delaware	0-9722	63-0573222

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Madison Industrial Park IW 2000, Huntsville, AL		35894-0001

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (256) 730-2000

N/A

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      □   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      □   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      □   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      □   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.         Results of Operations and Financial Condition

On January 25, 2006, Intergraph Corporation issued a press release announcing, among other matters, its preliminary results of operations for the period ended December 31, 2005, the text of which is set forth as Exhibit 99.1.

Item 2.05.          Costs Associated with Exit or Disposal Activities

As previously reported in its Form 8-K and press release dated April 27, 2005, Intergraph Corporation has committed to a plan realigning its organizational structure and streamlining its global operations.  Intergraph believes the organizational realignment will be completed by the end of the second quarter of 2006.  The Company previously estimated total restructuring charges of $16.3 - $18.3 million.  The Company now expects total restructuring charges between $19 and $21 million, of which approximately $4 million is consulting fees and the balance is severance.  The Company continues to estimate the full restructuring charge will require the outlay of cash.

Item 9.01.          Financial Statements and Exhibits.

Exhibits

                 99.1    Press Release dated January 25, 2006.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                                   INTERGRAPH CORPORATION

                                                                                                                   By:      /s/ Anthony Colaluca, Jr.
                                                                                                                        Name:   Anthony Colaluca, Jr.
                                                                                                                        Title:      Executive Vice President
                                                                                                                                     and Chief Financial Officer

Date:     January 26, 2006